News Release
Contact:
GSI Commerce, Inc.
Corporate Marketing
610.491.7474
Fax: 610.265.2866
news@gsicommerce.com

GSI Commerce Reports Fiscal 2008 Third Quarter Operating Results

KING OF PRUSSIA, Pa., Oct. 22, 2008 - GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal 2008 third quarter ended Sept. 27, 2008.

Fiscal 2008 Third Quarter Compared to Fiscal 2007 Third Quarter
•	Net revenues increased 36 percent to $186.8 million from $137.3 million.
•	Non-GAAP net revenues increased 66 percent to $102.3 million from $61.7 million.
•	Loss from operations was $16.5 million compared to $11.5 million.
•	Non-GAAP income from operations was $5.8 million compared to a loss of $0.2 million.
•	Net loss was $12.8 million or $0.27 per share compared to $6.1 million or $0.13 per share.

The definitions of non-GAAP net revenues and non-GAAP income from operations, and a discussion of the importance of these non-GAAP financial metrics to GSI’s business, can be found under “Non-GAAP Financial Measures” provided later in this news release.

“Our third quarter performance was strong,” said Michael G. Rubin, chairman, president and CEO of GSI. “Net revenues increased 36 percent and non-GAAP net revenues increased 66 percent and we exceeded the high end of our guidance for operating loss and non-GAAP income from operations by $2.0 million and $1.3 million, respectively. We achieved excellent results through the first nine months of the year and we believe we are on track to meet our bottom line guidance for the year, albeit with slightly lower, but still strong revenue growth, offset by better than planned operating margins,” said Rubin.

Key Events Since July 23
•
GSI signed a definitive agreement to acquire Innotrac Corporation (Nasdaq: INOC). GSI will acquire Innotrac for $52.0 million, consisting of cash of $22.0 million and shares of GSI common stock valued at $30.0 million. Innotrac has net debt of $9.9 million, making the aggregate value of the transaction $61.9 million subject to adjustment under certain circumstances. The acquisition is expected to close during the first half of 2009.

•
GSI signed a multiyear, e-commerce agreement and recently launched the first online business for Big Lots, the largest broadline closeout retailer in the U.S. GSI is providing e-commerce technology, fulfillment and customer care for Big Lots new e-commerce offering which features a “Deal of the Day” format (http://www.biglots.com/dealoftheday).

•	GSI launched a Web store for Calvin Klein, Inc. (www.calvinklein.com), a wholly owned subsidiary of Phillips-Van Heusen Corporation.

•	GSI launched international Web stores for Casual Male and Rochester Big & Tall brands in several European countries.

GSI Commerce 3Q08 Operating Results News Release	Page 2	Oct. 22, 2008

•	GSI launched customer service operations for the online business of Belk Inc., a regional department store chain.

•	GSI extended its multiyear e-commerce agreement with Dick’s Sporting Goods into 2024. The deal included designating gsi interactivesm as agency of record and a renewal of services with e-Dialog.

•	GSI extended its multiyear e-commerce agreement with Aeropostale through 2018. The agreement included meaningful marketing service components including e-mail.

Fiscal Year 2008 and Fourth Quarter Guidance
The following forward-looking statements reflect GSI’s expectations as of Oct. 22, 2008. Given the potential changes in general economic conditions and consumer spending, the growth rate of e-commerce and various other risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially.

Fiscal Year 2008 Guidance
The company provides the following guidance for fiscal year 2008:

•	Net revenues are expected to be in a range of $950.0 million to $985.0 million.
•	Loss from operations is expected to be in a range of $6.5 million to $9.5 million.
•	Non-GAAP income from operations is expected to be in a range of $80.0 million to $83.0 million. (a)
•
Capital expenditures are estimated to be approximately $65.0 million, and include approximately $57.0 million related to the base business and approximately $8.0 million of acquisition-related integration capital expenditures.

(a)
The following is a reconciliation of GAAP loss from operations to non-GAAP income from operations: add to projected GAAP loss from operations estimated depreciation and amortization of $67.0 million (inclusive of amortization from acquisition-related intangibles of $13.7 million), estimated stock-based compensation of $17.5 million, and acquisition-related integration costs of approximately $5.0 million.

Fiscal 2008 Fourth Quarter Guidance
The company provides the following guidance for fiscal 2008 fourth quarter:

•	Net revenues are expected to be in a range of $375.0 million to $410.0 million.
•	Income from operations is expected to be in a range of $42.0 million to $45.0 million.
•	Non-GAAP income from operations is expected to be in a range of $67.0 million to $70.0 million. (a)

(a)
The following is a reconciliation of GAAP income from operations to non-GAAP income from operations: add to projected GAAP income from operations estimated depreciation and amortization of $17.5 million (inclusive of amortization from acquisition-related intangibles of $4.0 million), estimated stock-based compensation of $5.2 million, and acquisition-related integration costs of approximately $2.2 million.

GSI Commerce 3Q08 Operating Results News Release	Page 3	Oct. 22, 2008

Conference Call Today
GSI has scheduled a conference call for 4:45 p.m. EDT today to discuss the company’s 2008 fiscal third quarter operating results and its 2008 fiscal year and fourth quarter guidance.

Live Conference Access:
•
Phone - Dial 1-888-713-4214, passcode 25359809 by 4:30 p.m. EDT on Oct. 22. For quicker access to the audio conference call the day of the event, investors can pre-register for the conference call by going to: https://www.theconferencingservice.com/prereg/key.process?key=PUY9348D8.

•
Web - Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:
•	Web - Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page. Access will remain available through Nov. 24.

Non-GAAP Financial Measures
GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP net revenues, non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as to the operating results of comparable companies. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

Non-GAAP net revenues. We define non-GAAP net revenues as net revenues minus cost of revenues from product sales and marketing expenses. Marketing expenses principally include client revenue share expenses, net advertising and promotional expenses, subsidized shipping and handling expenses, and catalog expenses. We consider non-GAAP net revenues to be a useful metric for management and investors because (1) it provides a metric for our investors to understand and analyze our company and (2) it provides investors with one of the primary metrics used by the company for evaluation and decision making purposes. We and many of our investors view us as a technology and business services company. Since most technology and business service companies generate their revenues from service fees and do not have product sales, we believe that by subtracting cost of revenues from product sales and marketing expenses from our net revenues from product sales, the company and investors will be better able to assess our revenues on a basis that more closely approximates the net revenues of other technology and business services companies. Further, management uses this metric for evaluating the performance of our business, making operating decisions and for budgeting purposes.

GSI Commerce 3Q08 Operating Results News Release	Page 4	Oct. 22, 2008

Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses and acquisition-related integration expenses. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including capitalized software development. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce
GSI Commerce® (www.gsicommerce.com) is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog(www.e-Dialog.com).

GSI Commerce 3Q08 Operating Results News Release	Page 5	Oct. 22, 2008

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future,” “discussions,” “if,” “objective,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic clients and suppliers and the timing of the establishment, extension or termination of its relationships with strategic clients, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully close and integrate pending acquisitions of other business, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

###

GSI Commerce 3Q08 Operating Results News Release	Page 6	Oct. 22, 2008

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 29,	September 27,
	2007	2008

ASSETS
Current assets:
Cash and cash equivalents	$231,511	$45,053
Accounts receivable, less allowance for doubtful accounts of $1,833 and $1,980	64,285	66,352
Inventory	47,293	53,907
Deferred tax assets	14,114	12,391
Prepaid expenses and other current assets	12,459	13,096
Total current assets	369,662	190,799

Property and equipment, net	156,774	167,617
Goodwill	82,757	173,868
Intangible assets, net of accumulated amortization of $4,972 and $14,600	16,476	50,902
Long-term deferred tax assets	45,234	67,591
Other assets, net of accumulated amortization of $14,545 and $16,764	22,737	21,412
Total assets	$693,640	$672,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,667	$58,228
Accrued expenses	98,179	76,946
Deferred revenue	17,588	23,221
Current portion - long-term debt	2,406	4,790
Total current liabilities	203,840	163,185

Convertible notes	207,500	207,500
Long-term debt	27,245	73,640
Deferred revenue and other long-term liabilities	5,634	6,929
Total liabilities	444,219	451,254

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued
and outstanding as of December 29, 2007 and September 27, 2008	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 46,847,919 and 47,557,405 shares issued as of December 29, 2007 and September 27,
2008, respectively; 46,847,716 and 47,557,202 shares outstanding as
of December 29, 2007 and September 27, 2008, respectively	468	475
Additional paid in capital	366,400	379,221
Accumulated other comprehensive loss	(156)	(106)
Accumulated deficit	(117,291)	(158,655)
Total stockholders' equity	249,421	220,935

Total liabilities and stockholders’ equity	$693,640	$672,189

GSI Commerce 3Q08 Operating Results News Release	Page 7	Oct. 22, 2008

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 27,	September 29,	September 27,
	2007	2008	2007	2008

Revenues:
Net revenues from product sales	$91,298	$102,139	$289,053	$332,314
Service fee revenues	45,987	84,655	125,780	243,232

Net revenues	137,285	186,794	414,833	575,546

Costs and expenses:
Cost of revenues from product sales	65,258	73,089	207,843	236,950
Marketing	10,329	11,412	32,259	40,141
Account management and operations, inclusive of $774,
$1,373, $2,084 and $3,818 of stock-based compensation	36,992	58,732	100,543	175,339
Product development, inclusive of $395, $705, $1,026
and $1,788 of stock-based compensation	15,925	25,736	44,737	73,356
General and administrative, inclusive of $1,006, $2,473,
$2,708 and $6,721 of stock-based compensation	11,198	17,487	31,014	51,820
Depreciation and amortization	9,129	16,868	23,744	49,503

Total costs and expenses	148,831	203,324	440,140	627,109

Loss from operations	(11,546)	(16,530)	(25,307)	(51,563)

Other (income) expense:
Interest expense	2,075	2,594	3,842	7,118
Interest income	(3,342)	(190)	(7,025)	(1,397)
Other expense, net	28	480	51	833

Total other (income) expense	(1,239)	2,884	(3,132)	6,554

Loss before income taxes	(10,307)	(19,414)	(22,175)	(58,117)
Benefit for income taxes	(4,221)	(6,575)	(8,711)	(16,753)

Net loss	$(6,086)	$(12,839)	$(13,464)	$(41,364)

Basic and diluted loss per share	$(0.13)	$(0.27)	$(0.29)	$(0.88)

Weighted average shares outstanding - basic and diluted	46,567	47,488	46,320	47,259

GSI Commerce 3Q08 Operating Results News Release	Page 8	Oct. 22, 2008

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 29,	September 27,
	2007	2008

Cash Flows from Operating Activities:
Net loss	$(13,464)	$(41,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	22,560	39,805
Amortization	1,184	9,698
Stock-based compensation	5,818	12,327
Foreign currency exchange rate remeasurement	-	841
Loss on impairment of investment and sales of marketable securities	80	-
Loss (gain) on disposal of equipment	36	(359)
Deferred income taxes	(8,783)	(14,783)
Changes in operating assets and liabilities:
Accounts receivable, net	9,063	5,623
Inventory	(5,930)	(6,614)
Prepaid expenses and other current assets	(5,228)	510
Other assets, net	995	924
Accounts payable and accrued expenses	(45,056)	(54,937)
Deferred revenue	3,052	6,064

Net cash used in operating activities	(35,673)	(42,265)

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(92,889)	(145,001)
Cash paid for property and equipment, including internal use software	(40,301)	(46,007)
Proceeds from disposition of assets	-	1,500
Purchases of marketable securities	(263,640)	-
Sales of marketable securities	304,051	-

Net cash used in investing activities	(92,779)	(189,508)

Cash Flows from Financing Activities:
Proceeds from convertible notes	150,000	-
Borrowings on revolving credit loan	-	60,000
Repayments on revolving credit loan	-	(20,000)
Proceeds from capital lease financing	-	7,901
Debt issuance costs paid	(5,080)	(561)
Repayments of capital lease obligations	(342)	(2,142)
Repayments of mortgage note	(135)	(152)
Proceeds from exercise of common stock options	6,544	1,342

Net cash provided by financing activities	150,987	46,388

Effect of exchange rate changes on cash and cash equivalents	26	(1,073)

Net increase (decrease) in cash and cash equivalents	22,561	(186,458)
Cash and cash equivalents, beginning of period	71,382	231,511

Cash and cash equivalents, end of period	$93,943	$45,053

GSI Commerce 3Q08 Operating Results News Release	Page 9	Oct. 22, 2008

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 27,	September 29,	September 27,
	2007	2008	2007	2008
Reconciliation of GAAP loss from operations to non-GAAP
income from operations:
GAAP loss from operations	$(11,546)	$(16,530)	$(25,307)	$(51,563)

Acquisition related integration expenses	29	867	29	2,939
Stock-based compensation	2,175	4,551	5,818	12,327
Depreciation and amortization (1)	9,129	16,868	23,744	49,503

Non-GAAP (loss) income from operations	$(213)	$5,756	$4,284	$13,206

(1) Includes amortization expense of acquisition related intangibles of $3,843 and $9,628 for the three- and nine-months ended September 27, 2008 and
$377 and $1,151 for the three- and nine-months ended September 29, 2007.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP NET REVENUES AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 27,	September 29,	September 27,
	2007	2008	2007	2008
Reconciliation of GAAP net revenues to non-GAAP
net revenues:
GAAP net revenues	$137,285	$186,794	$414,833	$575,546

Cost of revenues from product sales	(65,258)	(73,089)	(207,843)	(236,950)
Marketing expenses	(10,329)	(11,412)	(32,259)	(40,141)

Non-GAAP net revenues	$61,698	$102,293	$174,731	$298,455

GSI Commerce 3Q08 Operating Results News Release	Page 10	Oct. 22, 2008

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP OPERATING CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended
	September 29,	September 27,
	2007	2008
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$56,240	$51,542

Cash paid for fixed assets, including capitalized software development	(55,967)	(59,902)

Free cash flow	$273	$(8,360)

GSI Commerce 3Q08 Operating Results News Release	Page 11	Oct. 22, 2008

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended September 29, 2007
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$134,121	$7,127	$(3,963)	$137,285

Costs and expenses before depreciation, amortization
and stock-based compensation expense	135,621	5,869	(3,963)	137,527

Operating (loss) income before depreciation,
amortization and stock-based compensation expense	$(1,500)	$1,258	$-	$(242)

	Three Months Ended September 27, 2008
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$168,097	$23,132	$(4,435)	$186,794

Costs and expenses before depreciation, amortization
and stock-based compensation expense	166,082	20,258	(4,435)	181,905

Operating income before depreciation, amortization
and stock-based compensation expense	$2,015	$2,874	$-	$4,889

	Nine Months Ended September 29, 2007
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$407,065	$18,040	$(10,272)	$414,833

Costs and expenses before depreciation, amortization
and stock-based compensation expense	404,808	16,042	(10,272)	410,578

Operating income before depreciation, amortization
and stock-based compensation expense	$2,257	$1,998	$-	$4,255

	Nine Months Ended September 27, 2008
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$531,632	$56,746	$(12,832)	$575,546

Costs and expenses before depreciation, amortization
and stock-based compensation expense	528,834	49,277	(12,832)	565,279

Operating income before depreciation, amortization
and stock-based compensation expense	$2,798	$7,469	$-	$10,267